UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 27, 2007
TRANSMETA CORPORATION

(Exact name of Registrant as specified in its charter)
Delaware

(State or other jurisdiction of incorporation)

000-31803	77-0402448

(Commission File Number)	(IRS Employer Identification No.)

3990 Freedom Circle, Santa Clara, CA	95054

(Address of principal executive offices)	(Zip Code)
(408) 919-3000

(Registrant’s telephone number, including area code)
NOT APPLICABLE

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.4225)
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☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 27, 2007, Transmeta Corporation (“Transmeta”) entered into an incentive retention agreement with John O’Hara Horsley, Transmeta’s Executive Vice President, General Counsel and Secretary. Pursuant to this agreement, upon the final judgment or settlement resolving certain claims and counterclaims between Transmeta and Intel Corporation (the “Lawsuit”), Mr. Horsley will be paid a bonus equal to a percentage of the excess, if any, between the present value of all net cash payments to be made by Intel to Transmeta as a direct result of such final judgment or settlement, less the sum of all expenses incurred and ultimately paid by Transmeta in connection with the Lawsuit and the annual payments described below (the “Bonus”). If the payments in the final judgment or settlement involve consideration other than cash, then the Bonus paid to Mr. Horsley will be in an amount as determined by Transmeta’s Board of Directors, consistent with the intent reflected in the prior sentence. The Bonus is intended to provide Mr. Horsley with incentives to continue to manage the Lawsuit on behalf of Transmeta to final determination or resolution, and the amount of the Bonus represents a portion of Transmeta’s estimate of the fees it would otherwise be required to pay qualified legal counsel hired to manage the Lawsuit on a contingency basis.
     Payment of the Bonus is contingent on Mr. Horsley being employed by Transmeta on the date of the final judgment or settlement of the Lawsuit; provided, that, if prior to that date Mr. Horsley is terminated by Transmeta without cause or he terminates his employment with Transmeta for good reason, then upon final judgment or settlement of the Lawsuit, Transmeta will pay Mr. Horsley up to the full amount of the Bonus.
     In addition, during the pendency of the Lawsuit, Transmeta has agreed to pay Mr. Horsley $250,000 at the end of each fiscal year commencing with fiscal year 2007 as an advance payment creditable toward the Bonus. These annual payments are intended to be the fundamental element of Mr. Horsley’s annual target bonus compensation during the pendency of the Lawsuit, although he may also be eligible to continue to participate in Transmeta’s regular management incentive bonus program based upon his other management contributions to the company. Each such payment is contingent on Mr. Horsley being continuously employed with Transmeta through the date of such payment.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSMETA CORPORATION
Date: February 27, 2007	By:	/s/ John O’Hara Horsley
John O’Hara Horsley,
Executive Vice President, General Counsel & Secretary